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                                  EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITOR


        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Non-Plan Options of OptimumCare Corporation and to the incorporation by reference therein of our report dated March 5, 1999, with respect to the consolidated financial statements and schedule of OptimumCare Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.





                                        /s/ ERNST & YOUNG LLP
                                        -----------------------
                                            Ernst & Young LLP


Orange County, California
September 5, 2000